UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 29, 2012

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 - Results of Operations and Financial Condition.

On October 29, 2012, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three and nine months ended September 30, 2012. A copy of this Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park's management uses certain non-U.S. GAAP (U.S. generally accepted accounting principles) financial measures to evaluate Park's performance. Specifically, management reviews return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share. Management has included in the Financial Results News Release information relating to the return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share for the three and nine month periods ended September 30, 2012 and 2011. For purposes of calculating the return on average tangible common equity, a non-U.S. GAAP financial measure, net income available to common shareholders for each period is divided by average tangible common equity during the period. Average tangible common equity equals average stockholders' equity during the applicable period less (i) average goodwill and other intangible assets during the applicable period and (ii) average preferred stock during the applicable period. For the purpose of calculating the return on average tangible assets, a non-U.S. GAAP financial measure, net income available to common shareholders for each period is divided by average tangible assets during the period. Average tangible assets equals average assets during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible common equity to tangible assets, a non-U.S. GAAP financial measure, tangible common equity is divided by tangible assets. Tangible common equity equals stockholders' equity less preferred stock and goodwill and intangible assets. Tangible assets equals total assets less goodwill and intangible assets. For the purpose of calculating tangible common book value per common share, a non-U.S. GAAP financial measure, tangible common equity is divided by common shares outstanding at period end. Management believes that the disclosure of return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with U.S. GAAP, assists in analyzing Park's operating performance and ensures comparability of operating performance from period to period while eliminating certain non-operational effects of acquisitions and, in the case of return on average common equity and tangible common book value per common share, the impact of preferred stock. In the Financial Results News Release, Park has provided a reconciliation of average tangible common equity to average stockholders' equity, average tangible assets to average assets, tangible common equity to stockholders' equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share are substitutes for return on average equity, return on average assets, common equity to assets and common book value per common share, respectively, as determined by U.S. GAAP.

Item 7.01 - Regulation FD Disclosure

The following is a discussion of the financial results for the three and nine months ended September 30, 2012 and a comparison of these results to the guidance previously provided within the Annual Report to Shareholders for the fiscal year ended December 31, 2011 (the “2011 Annual Report”).

The table below reflects the net income (loss) by segment for the first, second and third quarters of 2012, projected results for the fourth quarter of 2012, and results for each of the prior two fiscal years ended December 31, 2011 and 2010. Park's segments include The Park National Bank (“PNB”), Guardian Financial Services Company (“GFSC”), SE Property Holdings, LLC (“SEPH”) and "All Other" which primarily consists of Park as the "Parent Company."

(In thousands)	Q1 2012	Q2 2012	Q3 2012	Projected Q4 2012	Projected 2012	2011	2010
PNB	$21,561	$23,483	$22,068	$21,661	$88,773	$106,851	$102,948
GFSC	806	909	971	993	3,679	2,721	2,006
Park Parent Company	49	134	274	(191)	266	(1,595)	(1,439)
Ongoing operations	$22,416	$24,526	$23,313	$22,463	$92,718	$107,977	$103,515
Vision Bank	—	—	—	—	—	(22,526)	(45,414)
SEPH	9,059	(5,640)	(11,331)	(4,047)	(11,959)	(3,311)	—
Total Park	$31,475	$18,886	$11,982	$18,416	$80,759	$82,140	$58,101

The “Park Parent Company” above excludes the results for SEPH, an entity which is winding down commensurate with the disposition of its problem assets. Management considers the “Ongoing operations” results to be reflective of the business of Park and its subsidiaries on a going forward basis. The discussion below provides some additional information regarding the segments that make up the “Ongoing operations”.

The Park National Bank (PNB)

The table below reflects the results for PNB for the first, second and third quarters of 2012, projected results for the fourth quarter of 2012, and results for each of the prior two fiscal years ended December 31, 2011 and 2010.

(In thousands)	Q1 2012	Q2 2012	Q3 2012	Projected Q4 2012	Projected 2012	2011	2010
Net interest income	$55,846	$56,022	$55,366	$54,216	$221,450	$236,282	$237,281
Provision for loan losses	4,672	3,756	4,125	3,826	16,379	30,220	23,474
Fee income	16,661	17,700	18,150	18,081	70,592	67,348	68,648
Security gains	—	—	—	—	—	23,634	11,864
Total other expense	38,056	37,260	39,609	38,513	153,438	146,235	144,051
Income before income taxes	$29,779	$32,706	$29,782	$29,958	$122,225	$150,809	$150,268
Federal income taxes	8,218	9,223	7,714	8,297	33,452	43,958	47,320
Net income	$21,561	$23,483	$22,068	$21,661	$88,773	$106,851	$102,948
Net income excluding security gains	$21,561	$23,483	$22,068	$21,661	$88,773	$91,489	$95,236

Management previously projected 2012 net income for PNB of approximately $93 million within the 2011 Annual Report. Due primarily to the continued low interest rate environment, management's most recent projection for PNB's net income is $89 million.

The table below provides certain balance sheet information and financial ratios for PNB as of September 30, 2012, for the year ended December 31, 2011 and as of September 30, 2011.

(In thousands)	Sept. 30, 2012	Dec. 31, 2011	Sept. 30, 2011	% change from 12/31/11	% change from 9/30/11
Loans	$4,311,117	$4,172,424	$4,111,272	3.32%	4.86%
Allowance for loan losses	53,145	55,409	63,780	(4.09)%	(16.67)%
Net loans	4,257,972	4,117,015	4,047,492	3.42%	5.20%
Total assets	6,601,785	6,281,747	6,346,125	5.09%	4.03%
Average assets (YTD)	6,530,055	6,453,404	6,489,781	1.19%	0.62%
Deposits	4,895,627	4,611,646	4,671,968	6.16%	4.79%
Return on average assets *	1.37%	1.42%	1.49%	(3.52)%	(8.05)%
  * Annualized for the nine months ended September 30, 2012 and 2011. Excludes gains on the sale of investment securities for the nine months ended September 30, 2011 and the year ended December 31, 2011.

The $139 million (3.32%) increase in loans experienced at PNB through the first nine months of 2012 is primarily related to continued demand in the mortgage loan portfolio, which has increased by $98.4 million. Of the $98.4 million increase in the mortgage loan portfolio, approximately $96.8 million of the increase is associated with our decision to retain a portion of the 15-year, fixed-rate mortgages originated by PNB rather than selling them in the secondary market. As noted above, PNB's allowance for loan losses has declined by $10.6 million, or 16.67%, to $53.1 million at September 30, 2012 compared to $63.8 million at September 30, 2011. The decline in PNB's allowance for loan losses is due to continued improvement in the credit metrics across the PNB loan portfolio, as well as declines in specific reserves established for impaired commercial loans. Refer to the “Credit Metrics and Provision for Loan Losses” section below for additional information regarding the improvements in the credit metrics of PNB's loan portfolio.

Guardian Financial Services Company (GFSC)

The table below reflects the results for GFSC for the first, second and third quarters of 2012, projected results for the fourth quarter of 2012, and results for each of the prior two fiscal years ended December 31, 2011 and 2010.

(In thousands)	Q1 2012	Q2 2012	Q3 2012	Projected Q4 2012	Projected 2012	2011	2010
Net interest income	$2,211	$2,305	$2,371	$2,407	$9,294	$8,693	$7,611
Provision for loan losses	250	200	184	151	785	2,000	2,200
Fee income	—	—	—	1	1	—	2
Total other expense	721	706	693	728	2,848	2,506	2,325
Income before income taxes	$1,240	$1,399	$1,494	$1,529	$5,662	$4,187	$3,088
Federal income taxes	434	490	523	536	1,983	1,466	1,082
Net income	$806	$909	$971	$993	$3,679	$2,721	$2,006

In the 2011 Annual Report, management stated that GFSC was expected to make net income of $3.0 million in 2012. Management's latest guidance for 2012 reflects a slight increase in net income for GFSC to approximately $3.7 million. This improvement is the result of a lower provision for loan losses based on credit analysis performed by GFSC's management.

The table below provides certain balance sheet information and financial ratios for GFSC as of September 30, 2012, for the year ended December 31, 2011 and as of September 30, 2011.

(In thousands)	Sept. 30, 2012	Dec. 31, 2011	Sept. 30, 2011	% change from 12/31/11	% change from 9/30/11
Loans	$50,099	$47,111	$46,680	6.34%	7.32%
Allowance for loan losses	2,419	2,297	2,043	5.31%	18.40%
Net loans	47,680	44,814	44,637	6.40%	6.82%
Total assets	49,921	46,682	46,449	6.94%	7.47%
Average assets (YTD)	47,819	45,588	45,345	4.89%	5.46%
Return on average assets *	7.50%	5.97%	5.79%	25.63%	29.53%
* Annualized for the nine months ended September 30, 2012 and 2011.

Park Parent Company

The table below reflects the results for Park's Parent Company for the first, second and third quarters of 2012, projected results for the fourth quarter of 2012, and results for each of the prior two fiscal years ended December 31, 2011 and 2010.

(In thousands)	Q1 2012	Q2 2012	Q3 2012	Projected Q4 2012	Projected 2012	2011	2010
Net interest income	$1,061	$1,478	$1,167	$1,211	$4,917	$2,155	$1,285
Provision for loan losses	—	—	—	—	—	—	—
Fee income	68	83	120	80	351	350	390
Total other expense	1,528	1,839	1,373	1,861	6,601	7,115	9,107
Income (loss) before income taxes	$(399)	$(278)	$(86)	$(570)	$(1,333)	$(4,610)	$(7,432)
Federal income tax (benefit)	(448)	(412)	(360)	(379)	(1,599)	(3,015)	(5,993)
Net income (loss)	$49	$134	$274	$(191)	$266	$(1,595)	$(1,439)

In the 2011 Annual Report, management projected net income of $1 million for the Parent Company, Vision Bank through February 16, 2012 and SEPH. Typically, we expect the Park Parent Company will perform around breakeven. Management's most recent projection shows net income of $0.3 million for 2012.

The net interest income for Park's parent company includes interest income on loans to SEPH and on subordinated debt investments with PNB, which are eliminated in the consolidated Park National Corporation totals. Additionally, net interest income includes interest expense related to the $35.25 million and $30 million of subordinated notes issued by Park in December 2009 and April 2012, respectively.

SEPH / Vision Bank

Vision Bank (“Vision”) merged with and into SEPH, a non-bank subsidiary of Park, following the sale of the Vision business to Centennial Bank (“Centennial”) on February 16, 2012. SEPH holds the remaining assets and liabilities retained by Vision subsequent to the sale. SEPH's assets consist primarily of performing and nonperforming loans and other real estate owned (“OREO”). This segment represents a run off portfolio of the legacy Vision assets.

The table below reflects the results for SEPH for the first, second and third quarters of 2012 and projected results for the fourth quarter of 2012. The SEPH results for the first quarter of 2012 include Vision's results prior to the completion of the sale to Centennial on February 16, 2012. Also included below are the results for SEPH and Vision for each of the fiscal year ended December 31, 2011. SEPH was formed in March 2011. Prior to holding the remaining Vision Bank assets, SEPH held OREO assets that were transferred from Vision to SEPH.

(In thousands)	Q1 2012	Q2 2012	Q3 2012	Projected Q4 2012	Projected 2012	SEPH 2011	Vision 2011
Net interest income	$2,610	$(1,125)	$(888)	$(1,104)	$(507)	$(974)	$27,078
Provision for loan losses	3,416	1,282	12,346	1,250	18,294	—	31,052
Fee income	724	(275)	(191)	(525)	(267)	(3,039)	1,422
Security gains	—	—	—	—	—	—	5,195
Gain on sale of Vision business	22,167	—	—	—	22,167	—	—
Total other expense	8,165	5,999	4,008	3,349	21,521	1,082	31,379
Income (loss) before income taxes	$13,920	$(8,681)	$(17,433)	$(6,228)	$(18,422)	$(5,095)	$(28,736)
Federal income taxes (benefit)	4,861	(3,041)	(6,102)	(2,181)	(6,463)	(1,784)	(6,210)
Net income (loss)	$9,059	$(5,640)	$(11,331)	$(4,047)	$(11,959)	$(3,311)	$(22,526)
Net income (loss) excluding security gains	$9,059	$(5,640)	$(11,331)	$(4,047)	$(11,959)	$(3,311)	$(25,903)

In the 2011 Annual Report, management projected combined net income of $1 million for the Park Parent Company, Vision through February 16, 2012 and SEPH. As noted above, we typically expect the Park Parent Company will perform around breakeven. As such, management expected net income of approximately $1 million for the combined operations of Vision through February 16, 2012 and SEPH throughout the 2012 year. Management's most recent projection for the combined SEPH / Vision is a net loss of $12.0 million for 2012. The decline in projected net income is primarily due to increased provision for loan losses and other expense at SEPH through the first nine months of 2012.

The $12.3 million loan loss provision in the third quarter of 2012 was largely related to a single loan relationship held by SEPH. PNB also holds a participation interest in this loan relationship. The majority of the loan relationship is secured by a significant third party receivable. As a result of continued delays in the expected repayment of the loan relationship and additional information received during the third quarter of 2012, including recent events that raised concern about the collectability of this receivable, Park's management determined that it was appropriate for SEPH and PNB to charge-down the loan relationship by an amount of $13.0 million ($2.5 million at PNB and $10.5 million at SEPH), in the aggregate (with a loan loss provision of the same amount). The remaining loans at SEPH are generally well secured by either real estate or personal property and have been previously written down (as needed) to the fair value of the underlying real estate or personal property determined by recent appraisals.

On February 16, 2012, when Vision merged with and into SEPH, the loans then held by Vision were transferred to SEPH by operation of law at their fair market value and no allowance for loan loss is carried at SEPH. The loans included in both the performing and nonperforming portfolios have been charged down to their fair value. The table below provides additional information regarding charge-offs as a percentage of unpaid principal balance, as of September 30, 2012:

SEPH - Retained Vision Loan Portfolio

(In thousands)	Unpaid Principal Balance	Charge-Offs	Net Book Balance	Charge-off Percentage
Nonperforming loans - retained by SEPH	$144,843	$86,005	$58,838	59%
Performing loans - retained by SEPH	10,344	712	9,632	7%
Total SEPH loan exposure	$155,187	$86,717	$68,470	56%

The table below provides an overview of all Vision exposure remaining at SEPH. This information is provided as of June 30, 2012 and September 30, 2012, showing the decline in legacy Vision assets at SEPH over the past quarter.

(In thousands)	SEPH 6/30/2012	SEPH 9/30/2012	Change from last quarter
Nonperforming loans - retained by SEPH	$74,100	$58,838	$(15,262)
OREO - retained by SEPH	24,985	21,934	(3,051)
Total nonperforming assets	$99,085	$80,772	$(18,313)

Performing loans - retained by SEPH	$8,510	$9,632	$1,122

Total SEPH - Legacy Vision assets	$107,595	$90,404	$(17,191)

Park National Corporation

The table below reflects the results for Park on a consolidated basis for the first, second and third quarters of 2012, the projected results for the fourth quarter of 2012, and results for each of the prior two fiscal years ended December 31, 2011 and 2010.

(In thousands)	Q1 2012	Q2 2012	Q3 2012	Projected Q4 2012	Projected 2012	2011	2010
Net interest income	$61,728	$58,680	$58,016	$56,730	$235,154	$273,234	$274,044
Provision for loan losses	8,338	5,238	16,655	5,227	35,458	63,272	87,081
Fee income	17,453	17,508	18,079	17,637	70,677	66,081	63,016
Security gains	—	—	—	—	—	28,829	11,864
Gain on sale of Vision business	22,167	—	—	—	22,167	—	—
Total other expense	48,470	45,804	45,683	44,451	184,408	188,317	187,106
Income before income taxes	$44,540	$25,146	$13,757	$24,689	$108,132	$116,555	$74,737
Federal income taxes	13,065	6,260	1,775	6,273	27,373	34,415	16,636
Net income	$31,475	$18,886	$11,982	$18,416	$80,759	$82,140	$58,101
Net income excluding security gains	$31,475	$18,886	$11,982	$18,416	$80,759	$63,401	$50,389

In the 2011 Annual Report, management stated that Park was expected to make net income of approximately $97 million in 2012. Management's latest projection for 2012 reflects net income for Park of approximately $80.8 million. The decline of $16.3 million is due to the continued low interest rate environment, resulting in a lower projection for net interest income, and worse than expected results at SEPH.

Credit Metrics and Provision for Loan Losses

The provision for loan losses for the third quarter of 2012 was $16.7 million, compared to $16.4 million for the same period in 2011. For the first nine months of 2012, the provision for loan losses was $30.2 million, compared to $43.1 million for the same period in 2011. As previously discussed, a significant portion of the loan loss provision in the third quarter of 2012 was the result of one loan relationship, which was charged down by approximately $13.0 million ($2.5 million at PNB and $10.5 million at SEPH) and resulted in a loan loss provision of the same amount. The table below shows a breakdown of the loan loss provision by reportable segment:

(In thousands)	Q1 2012	Q2 2012	Q3 2012	YTD 2012	First nine months of 2011
PNB	$4,672	$3,756	$4,125	$12,553	$18,950
GFSC	250	200	184	634	1,575
Park Parent	—	—	—	—	—
Total Ongoing Operations	$4,922	$3,956	$4,310	$13,188	$20,525
Vision Bank	—	—	—	—	22,529
SEPH	3,416	1,282	12,346	17,044	—
Total Park	$8,338	$5,238	$16,655	$30,231	$43,054

The table above reflects that the loan loss provision for Park's ongoing operations, consisting of Park's Ohio operations (PNB and GFSC), has declined by $7.3 million, or 36%, when comparing the first nine months of 2012 with the same period in 2011. This reduction is due to improving credit trends for Park's Ohio operations. The following table shows the trends in Park Ohio's commercial loan “Watch List”.

Commercial loans * (In thousands)	September 30, 2012	December 31, 2011	December 31, 2010
Pass rated	$2,176,573	$2,131,007	$2,046,016
Special Mention	49,908	66,254	85,287
Substandard	20,380	29,604	78,529
Impaired	92,628	95,109	90,694
Total	$2,339,489	$2,321,974	$2,300,526
* Commercial loans include: (1) Commercial, financial and agricultural loans, (2) Commercial real estate loans, (3) Commercial related loans in the construction real estate portfolio and (4) Commercial related loans in the residential real estate portfolio.

The commercial loan table above demonstrates the improvement experienced over the last 21 months in the Park Ohio commercial portfolio. Pass rated commercial loans have grown $130.6 million, or 6.38% since December 2010. Over this period, special mention loans have declined by $35.4 million, or 41.5% and substandard loans have declined by $58.1 million, or 74.0%. These improved credit metrics in the special mention and substandard categories of the commercial loan portfolio have a significant impact on the general reserves that are established to cover incurred losses on performing commercial loans. As these metrics have improved over the past 21 months, general reserves have declined as well.

Delinquent and accruing loan trends for Park's Ohio-based operations have also improved over the past 21 months. Delinquent and accruing loans were $33.4 million or 0.77% of total loans at September 30, 2012, compared to $40.1 million (0.96%) at December 31, 2011 and $45.8 million (1.12%) at December 31, 2010.

Impaired commercial loans for Park's Ohio-based operations were $92.6 million as of September 30, 2012, consistent with the balances of impaired loans of $95.1 million and $90.7 million at December 31, 2011 and 2010, respectively. Impaired commercial loans are individually evaluated for impairment and specific reserves are established to cover incurred losses.

While the credit metrics have improved for Park's Ohio-based operations over the past 21 months, OREO assets have remained relatively stable. OREO assets for Park's Ohio-based operations were $13.7 million, $13.2 million and $8.4 million at September 30, 2012, December 31, 2011 and December 31, 2010.

As a result of guidance from the Office of the Comptroller of the Currency ("OCC"), $10.27 million of consumer loans were identified as troubled debt restructurings ("TDR") whereby the borrower's obligation to PNB has been discharged in bankruptcy and the borrower has not reaffirmed the debt. These newly identified TDRs consisted of $5.48 million of first mortgages, $858,000 of home equity lines of credit and $3.93 million of consumer installment loans.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Park cautions that any forward-looking statements contained in this Current Report on Form 8-K or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: deterioration in the asset value of Park's loan portfolio may be worse than expected due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than assumed and cash flows may be worse than expected; Park's ability to sell OREO properties at prices as favorable as anticipated; Park's ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and weakening in the economy, specifically the real estate market and the credit market, either nationally or in the states in which Park and its subsidiaries do business, may be worse than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; changes in unemployment; asset/liability repricing risks and liquidity risks; our liquidity requirements could be adversely affected by changes in our assets and liabilities; competitive factors among financial services organizations increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as future regulations which will be adopted by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, to implement the Dodd-Frank Act's provisions; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; the effect of fiscal and governmental policies of the United States federal government; adequacy of our risk management program; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks; demand for loans in the respective market areas served by Park and its subsidiaries; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the Securities and Exchange Commission including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in “Item 1A. Risk Factors” of Part II of Park's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 9.01 - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1	News Release issued by Park National Corporation on October 29, 2012 addressing operating results for the three and nine months ended September 30, 2012.

[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: October 29, 2012	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated October 29, 2012

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on October 29, 2012 addressing operating results for the three and nine months ended September 30, 2012.